                                                                     Exhibit 4.1
                               FORM OF SECURITY

                              GLOBAL NOTE LEGEND:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO TERAYON COMMUNICATION SYSTEMS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         RESTRICTED SECURITIES LEGEND:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                          [FORM OF FACE OF SECURITY]

                      TERAYON COMMUNICATION SYSTEMS, INC.

  Number ______                                           CUSIP No.  880775AA9
                                                                     ---------

                   5% Convertible Subordinated Note Due 2007

     Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of _____________ Dollars ($_________) on August 1, 2007 and to pay interest on the principal amount of this Note beginning the most recent date to which interest has been paid or, if no interest has been paid, beginning July 26, 2000 at the rate of 5% per annum.

Interest Payment Dates:     February 1 and August 1
Record Dates:               January 15 and July 15

     This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this 5% Convertible Subordinated Note due 2007 to be signed by its duly authorized officers.

Dated:____________                       TERAYON COMMUNICATION SYSTEMS, INC.

                                         By: ________________________________
                                             Name: Zaki Rakib
                                             Title: Chief Executive Officer


                                         By: ________________________________
                                             Name: Ray Fritz
                                             Title: Chief Financial Officer

Trustee's Certificate of
Authentication:

Dated:___________________

This is one of the Securities
referred to in the within mentioned
Indenture.

STATE STREET BANK AND TRUST
 COMPANY OF CALIFORNIA, N.A., as Trustee


By: _____________________________________
     Authorized Signatory

                       FORM OF REVERSE SIDE OF SECURITY

                      Terayon Communication Systems, Inc.

                   5% Convertible Subordinated Note Due 2007

1.   Interest.
     --------

     Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on February 1 and August 1 of each year, commencing February 1, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 26, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 26, 2000, among the Company, Deutsche Bank Securities Inc. and Lehman Brothers, Inc.

2.   Method of Payment.
     -----------------

     The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the January 15 and July 15 next preceding the interest payment date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.   Paying Agent, Registrar and Conversion Agent.
     --------------------------------------------

     Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.   Indenture; Limitations.
     ----------------------

     This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Convertible Subordinated Notes Due 2007 (the "Notes"), issued under an Indenture dated as of July 26, 2000 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them.

     The Notes are subordinated unsecured obligations of the Company limited to up to $500,000,000 aggregate principal amount plus an additional principal amount not exceeding $75,000,000 in the aggregate as may be issued upon the exercise by the Initial Purchasers, in whole or in part, of the Purchase Option.

5.   Provisional and Optional Redemption.
     -----------------------------------

     The Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time on or after 90 days following the last day of original issuance and prior to August 7, 2003 (a "Provisional Redemption"), at a redemption price of $1,000 per $1,000 principal amount of Notes, plus accrued and unpaid interest, if any, to the date of redemption (the "Provisional Redemption Date") if (i) the trading price of the Company's Common Stock for 20 Trading Days (as defined in the Indenture) in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the provisional notice of redemption exceeds 150% of the Conversion Price (as defined below) of the Notes and (ii) a shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective for the 30 days following the provisional redemption date, unless registration is no longer required.

     Upon any such Provisional Redemption, the Company shall make an additional payment in cash (the "Make Whole Payment") to holders of the Notes called for redemption, including those Notes converted into Common Stock between the date of mailing of the provisional notice of redemption and the Provisional Redemption Date, in an amount equal to $193.55 per $1,000 principal amount of the Notes, less the amount of any interest actually paid on the Notes before the date of redemption.

     The Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time on and after August 7, 2003. The redemption price for the Notes, expressed as a percentage of the principal amount, is 102.857% if the Notes are redeemed in the period beginning August 7, 2003 and ending July 31, 2004, and is as follows for the 12-month periods beginning August 1 as follows:

              ------------------------------------------------------
               Year                                  Percentage
               ------------------------------------------------

               2004 ................................    102.143 %

               2005 ................................    101.429 %

               2006 ................................    100.714 %
             -------------------------------------------------------

and 100% of the principal amount on and after August 1, 2007, together in the case of any such redemption with accrued and unpaid interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

6.   Notice of Redemption.
     --------------------

     Notice of redemption will be mailed by first class mail at least 30 days prior to the redemption date in the case of a Provisional Redemption, and at least 20 days but not more than 60 days before the redemption date in the case of an Optional Redemption, to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7.   Repurchase of Notes at Option of Holder upon a Change in Control.
     ----------------------------------------------------------------

     If at any time that Notes remain outstanding there shall have occurred a Change in Control (as defined in the Indenture), at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Repurchase Price is payable in cash.

8.   Conversion.
     ----------

     At any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on the business day immediately preceding August 1, 2007, a Holder of a Note may convert such Note into shares of Common Stock of the Company; provided, however, that if the Note is called for redemption, the conversion right will terminate at the close of business on the Business Day before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). The initial conversion price is $84.01 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the Conversion Price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

     To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted; provided, however, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

     A Note in respect of which a Holder had delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.   Subordination.
     -------------

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

     In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.  Denominations, Transfer, Exchange.
     ---------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

     Global Note Insert:

     The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced to reflect conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions or redemptions of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.

11.  Persons Deemed Owners.
     ---------------------

     The registered holder of a Note may be treated as the owner of it for all purposes.

12.  Unclaimed Money.
     ---------------

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, subject to applicable escheatment laws, the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.  Amendment, Supplement, Waiver.
     -----------------------------

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.  Successor Corporation.
     ---------------------

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15.  Defaults and Remedies.
     ---------------------

     An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes when due; failure by the Company for 60 days after appropriate notice to it to comply with any of its other agreements contained in the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of such acceleration; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.  Trustee Dealings with the Company.
     ---------------------------------

     State Street Bank and Trust Company of California, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.  Discharge Prior to Maturity.
     ---------------------------

     If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

19.  Authentication.
     --------------

     This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.  Abbreviations and Definitions.
     -----------------------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.  Indenture to Control.
     --------------------

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Terayon Communication Systems, Inc., 2952 Bunker Hill Lane, Santa Clara, California 95054, Attention:
General Counsel.

                                TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the 5 % Convertible Subordinated Notes Due 2007 of Terayon Communication Systems, Inc., a Delaware corporation, held by ______________________________ (the
"Transferor").

            (I) or (we) assign and transfer this Convertible Note to

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Convertible Note)
  Date:_________________________________________________________________________

  Signature Guarantee/1/________________________________________________________


In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

 CHECK ONE BOX BELOW

     (1)  [_]     to Terayon Communication Systems, Inc.; or

     (2)  [_]     pursuant to and in compliance with Rule 144A under the
Securities Act of 1933, as amended; or

     (3)  [_]     pursuant to and in compliance with Regulation S under the
Securities Act of 1933, as amended; or

     (4)  [_]     pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

____________________________

 /1/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

     (5) [_] pursuant to an effective registration statement under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

          Unless the box below is checked, the undersigned confirms that such
          Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     (6)  [_]  The transferee is an Affiliate of the Company.


                                            _________________________________
                                            Signature

                                            _________________________________
                                            Date

                                            _________________________________
                                            Signature Guarantee /1/




          TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

________________________

     /1/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_________________________   _____________________________________________
                                  [Signature of executive officeer of purchaser]

                                  Name:________________________________________

                                  Title:_______________________________________

                               CONVERSION NOTICE

To Terayon Communication Systems, Inc.:

     The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of Terayon Communication Systems, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Any holder of Notes, upon exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Notes.

     [_] Convert whole          [_]   Convert in part
                                      Amount of Note to be converted
                                      ($1,000 or integral multiples
                                      thereof):

                                      $____________________

                                _____________________________________

                                Signature (sign exactly as name appears
                                on the other side of this Note)

                                _____________________________________

                                      Signature Guarantee:/1/



____________________________

     /1/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

     If you want the stock certificate made out in another person's name, complete the following for such person:

___________________________________
Name

___________________________________
Social Security or Taxpayer Identification Number

___________________________________
Street Address

___________________________________
City, State and Zip Code

                     OPTION OF HOLDER TO ELECT REPURCHASE

     If you want to elect to have this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, check the box:

                                      [_]

     If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased:
$__________________

Dated:_______________________________ ________________________________________

                                      Signature (sign exactly as name appears
                                      on the other side of this Note)


_____________________________________
Signature Guarantee:/1/




___________________________
/1/   Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                         Global Note Transfer Schedule

                 Changes to Principal Amount of Global Security




=====================================================================================================================
             Principal Amount of Securities by      Remaining Principal Amount of this      Authorized Signature
             which this Global Security Is to Be              Global Security               of officer of Trustee or
   Date      Reduced and Reason for Reduction              (following decrease)             Note Custodian
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

====================================================================================================================


     Schedule to be maintained by Depositary in cooperation with Trustee.